THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (the “Third Amendment”) dated August 30, 2006, is by and among ePlus inc., a Delaware corporation (“ePlus”), the Subsidiaries of ePlus signatory hereto (including ePlus, each individually a “Borrower” and collectively, the “Borrowers”), the Banks signatory hereto (the “Banks”), and National City Bank, as Administrative Agent for the Banks (the “Administrative Agent”).

BACKGROUND

A.  Pursuant to that certain Credit Agreement dated September 23, 2005, by and among the Borrowers, the Banks, and the Administrative Agent, as amended by a First Amendment to Credit Agreement, dated July 11, 2006 and a Second Amendment dated July 28, 2006 (as the same may be modified and amended from time to time, including by this Third Amendment, the “Credit Agreement”), the Banks agreed, inter alia, to extend to the Borrowers a revolving credit facility in the maximum aggregate principal amount of $35,000,000.

B.  The Borrowers did not deliver their annual audited financial statements prior to May 31, 2006, as required by Section 5.1(a) of the Credit Agreement, which event was waived through July 28, 2006, pursuant to the First Amendment, and did not deliver their “Projections” for 2007 prior to June 30, 2006, as required by Section 5.1(d) of the Credit Agreement (the “Delivery Event”), and have advised the Banks that they will be unable to deliver their 2006 annual financial statements in the timeframe set forth in the Second Amendment.

C.  In addition, the Borrowers have advised the Banks that ePlus is restating its fiscal-year 2004 and 2005 financial statements, and its financials for the 2005 quarters ended June 30, Sept. 30 and Dec. 31, after an internal audit committee identified discrepancies on the recording of certain past stock option grants (the “Option Discrepancy”).

D.  The Borrowers have requested an additional extension of the delivery date requirements for their 2006 annual financial statements and Projections for 2007, as described above, to which the Banks are willing to agree, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Definitions.

(a)  General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b)  Additional Definition. The following additional definition shall be added to Article 1 of the Credit Agreement to read in its entirety as follows:

“Third Amendment” means the Third Amendment to this Agreement dated August 30, 2006.

2.  Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and each Bank that, except as to the Delivery Event and to the extent resulting from the Option Discrepancy, as to such Borrower:

(a)  Representations. each of the representations and warranties of such Borrower contained in the Credit Agreement and/or the other Loan Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)  Power and Authority. (i) such Borrower has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Third Amendment and any other documents which the Banks require such Borrower to deliver hereunder (this Third Amendment and any such additional documents delivered in connection with the Third Amendment are herein referred to as the “Amendment Documents”); (ii) such Borrower is in good standing in its jurisdiction of organization and each additional jurisdiction in which it is required to be so qualified; and (iii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by the Borrower of the Third Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Third Amendment will constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms;

(c)  No Violations of Law or Agreements. the making and performance of the Third Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or the organizational documents of such Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which such Borrower or its property may be bound;

(d)  No Default. no Default or Event of Default has occurred and is continuing; and

(e)  No Material Adverse Effect. No Material Adverse Effect has occurred since September 23, 2005.

3.  Conditions to Effectiveness of Amendment. This Third Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Banks:

(a)  Third Amendment. this Third Amendment, duly executed by the Borrowers and the Banks;

(b)  Consent and Waivers. copies of any consents or waivers necessary in order for the Borrowers to comply with or perform any of its covenants, agreements or obligations contained in any agreement, which are required as a result of the Borrowers’ execution of this Third Amendment, if any; and

(c)  Other Documents and Actions. such additional agreements, instruments, documents, writings and actions as the Banks may reasonably request.

4.  Limited Waiver and Consent; Ratification. Subject to the terms and conditions of this Third Amendment, the Banks and Administrative Agent hereby (a) waive the Delivery Event (provided that the delivery of the required Projections for 2007 pursuant to Section 5.1(d) of the Credit Agreement as amended hereby, occurs not later than September 30, 2006), (b) consent to the extension of the delivery date for the 2006 audited financial statements, pursuant to Section 5.1(a), to a date not later than September 30, 2006, and (c) waive, solely to the extent directly caused by the Option Discrepancy, any material misstatement, representation, warranty or covenant made with regard to any financial statements provided the Banks. Except as stated in the preceding sentence, the execution, delivery and performance of this Third Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks under the Credit Agreement or any Loan Document, or constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by any Borrower. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or any Bank to grant any further amendments to any of the Loan Documents.

5.  Acknowledgments. To induce the Banks to enter into this Third Amendment, each Borrower acknowledges, agrees, warrants, and represents that:

(a)  Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Loan Documents are valid and enforceable against, and all of the terms and conditions of the Loan Documents are binding on, the Borrowers; (ii) the liens and security interests granted to the Administrative Agent by the Borrowers pursuant to the Loan Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) the Borrowers hereby waive any and all defenses, set-offs and counterclaims which they, whether jointly or severally, may have or claim to have against the Administrative Agent or any Bank as of the date hereof.

(b)  No Waiver of Existing Defaults. Other than the Delivery Event, no Default or Event of Default exists immediately before or immediately after giving effect to this Third Amendment. Nothing in this Third Amendment nor any communication between the Administrative Agent, any Bank, any Borrower or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Administrative Agent or any Bank has against any Borrower under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

6.  Binding Effect. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.  Governing Law. This Third Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

8.  Headings. The headings of the sections of this Third Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Third Amendment.

9.  Counterparts. This Third Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

ePLUS inc.

By: /s/ Kleyton L. Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Group, inc.

By: /s/ Kleyton L. Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Government, inc.

By: /s/ Kleyton L. Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Capital, inc.

By: /s/ Kleyton L. Parkhurst
Name: Kleyton L. Parkhurst
Title: President

NATIONAL CITY BANK

By: /s/ Christos Kytzidis
Name: Christos Kytzidis
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY OF VIRGINIA

By: /s/ Ronald P. Gudbrandsen
Name: Ronald P. Gudbrandsen
Title: Vice President